UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2022 (September 26, 2022)

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55760	47-3945882
(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on May 27, 2022, Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Mobile Infrastructure Trust, a Maryland real estate investment trust (“MIT”), under which, subject to the terms and conditions thereof, the Company will merge with and into MIT, with MIT continuing as the surviving entity resulting from the merger. The merger and the transactions contemplated by the Merger Agreement are referred to herein collectively as the “Merger.”

On September 26, 2022, the Company and MIT entered into an amended and restated merger agreement (the “Amended and Restated Merger Agreement”), which, among other things, amends the consideration payable to the holders of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “MIC Series A Preferred Stock”), and Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “MIC Series 1 Preferred Stock”, and together with the MIC Series A Preferred Stock, the “MIC Preferred Stock”). Pursuant to the Amended and Restated Merger Agreement, at the effective time of the Merger (the “Effective Time”): (a) each share of Series A Preferred Stock issued and outstanding at the Effective Time will be converted into the right to receive one Series A Convertible Redeemable Preferred Share, par value $0.0001 per share, of MIT (the “MIT Series A Preferred Shares”) having terms materially the same as the MIC Series A Preferred Stock plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Series A Preferred Stock through and including the most recently completed quarter prior to the Effective Time (which cash payment if paid will, for the avoidance of doubt, extinguish all accrued and unpaid dividends payable on the MIC Series A Preferred Stock through and including the most recently completed quarter prior to the Effective Time); and (b) each share of MIC Series 1 Preferred Stock issued and outstanding at the Effective Time will be converted into the right to receive one Series 1 Convertible Redeemable Preferred Share, par value $0.0001 per share, of MIT (the “MIT Series 1 Preferred Shares” and together, with the MIT Series A Preferred Shares, the “MIT Preferred Shares”) having terms materially the same as the MIC Series 1 Preferred Stock plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Series 1 Preferred Stock through and including the most recently completed quarter prior to the Effective Time (which cash payment if paid will, for the avoidance of doubt, extinguish all accrued and unpaid dividends payable on the MIC Series 1 Preferred Stock through and including the most recently completed quarter prior to the Effective Time), in each case, subject to the receipt of cash in lieu of fractional shares.

The Amended and Restated Merger Agreement also extends the termination date of the Merger Agreement from March 31, 2023 to June 30, 2023 if the Merger is not completed by such date or unless earlier terminated.

The Amended and Restated Merger Agreement, and the terms thereof, were evaluated, negotiated, approved and adopted by the Company’s Board of Directors, including the disinterested directors, and MIT’s board of trustees.

The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the Amended and Restated Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. Certain of the representations and warranties contained in the Amended and Restated Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to the Company’s stockholders or may have been used for the purpose of allocating risk between the parties to the Amended and Restated Merger Agreement. Accordingly, the representations and warranties contained in the Amended and Restated Merger Agreement are not necessarily characterizations of the actual state of facts with respect to the Company or its subsidiaries or MIT at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended and Restated Merger Agreement, which subsequent information may not be fully reflected in the Company’s public disclosures.

Information Regarding Certain Relationships and Related Person Transactions

The Company has relationships and historical and continuing transactions with MIT and others related to it in addition to those noted above. For example: MIT was formed for the purpose of pursuing the Merger and related transactions by Bombe Asset Management LLC (“Bombe”) and Bombe will be MIT’s sole shareholder until one business day prior to the closing of the Merger; Manuel Chavez III, Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company, and Stephanie Hogue, President, Chief Financial Officer and Treasurer of the Company, are managing partners of Bombe; Mr. Chavez is also a manager and the chief executive officer of Color Up, LLC, the Company’s largest stockholder (“Color Up”), and Ms. Hogue is a manager and the president of Color Up. Jeffrey B. Osher, one of the Company’s other directors, is also a manager of Color Up and a control person of HSCP Strategic III, LP (“HS3”), a member of Color Up.

As of September 26, 2022, Mr. Chavez, Ms. Hogue and Mr. Osher beneﬁcially owned as the controlling persons of Color Up, 2,624,831 shares of the Company’s common stock, par value $0.0001 per share (“MIC Common Stock”), or 33.8% of outstanding MIC Common Stock as of such date, warrants to purchase 1,702,128 shares of MIC Common Stock and 7,495,090 common units (“OP Units”) of Mobile Infra Operating Partnership, L.P., a Maryland limited partnership, of which the Company serves as sole general partner (the “Operating Partnership”), or approximately 44.2% of the outstanding OP Units as of such date. As of September 26, 2022, Color Up and HS3, and each of Mr. Chavez, Ms. Hogue, Mr. Osher and the other directors of the Company, Lorrence T. Kellar, Danica Holley, Damon Jones and Shawn Nelson, individually, are the limited partners of the Operating Partnership. As of September 26, 2022, Mr. Osher beneﬁcially owned through HS3 an additional 1,702,128 OP Units, or approximately 10.0% of the outstanding OP Units as of such date, and 425,532 Class A units of limited partnership of the Operating Partnership. As of September 26, 2022, Mr. Chavez and Ms. Hogue beneficially owned, in the aggregate, 1,500,000 partnership units of the Operating Partnership and Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson beneficially owned, in the aggregate, 282,027 LTIP units of the Operating Partnership.

For further information about these and other such relationships and related person transactions, see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “March 31, 2022 Quarterly Report”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “June 30, 2022 Quarterly Report” and together, the “Quarterly Reports”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), the Company’s Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders and the Company’s other filings with the SEC, including Notes E and N to the Company’s consolidated financial statements included in the March 31, 2022 Quarterly Report, Notes E and O to the Company’s consolidated financial statements included in the June 30, 2022 Quarterly Report, and the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Notes E and N to the Company’s consolidated financial statements included in the Annual Report and the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related-Party Transactions and Arrangements”, “Special Note Regarding Forward-Looking Statements”, “Directors, Executive Officers and Corporate Governance”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence” of the Annual Report and the section captioned “Certain Related Person Transactions”, “Security Ownership of Certain Beneficial Owners and Management” and the information regarding the Company’s directors and executive officers included in the Company’s Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders. In addition, see the sections captioned “Risk Factors” in the Quarterly Reports and the Annual Report for a description of risks that may arise as a result of these and other related person transactions and relationships. The Company’s filings with the SEC and copies of certain of the Company’s agreements with these related persons are available as exhibits to the Company’s filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Additional Information about the Merger and Where to Find It

In connection with the Merger, MIT has filed with the SEC the Registration Statement containing a proxy statement/prospectus and other documents with respect to the Merger with respect to both the Company and MIT. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR THE TRANSACTIONS IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the Company’s stockholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.mobileit.com.

Participants in the Solicitation Relating to the Merger and the Transactions

Contemplated by the Amended and Restated Merger Agreement

The Company, MIT and their respective directors or trustees, executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in respect of the approval of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger will be set forth in the proxy statement/prospectus for the Merger and the other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in Part III of the Company’s Annual Report. You can find information about MIT’s trustees and executive officers in the proxy statement/prospectus for the Merger. These documents are or will be available free of charge on the SEC’s website and from the Company using the sources indicated above.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever the Company uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, the Company is making forward-looking statements. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. For example:

•	This Current Report on Form 8-K states that the Company entered into the Amended and Restated Merger Agreement with MIT. The closing of the Merger is subject to the satisfaction or waiver of conditions, including the receipt of requisite approvals by the Company’s common stockholders and MIT’s sole shareholder of the Merger. The Company cannot be sure that these conditions will be satisfied or waived. As a result, the Merger may be delayed or it may not be completed on the contemplated terms, or at all.

•	This Current Report on Form 8-K states that the Merger and the Amended and Restated Merger Agreement, and the terms thereof, were evaluated, negotiated, approved and adopted by the Company’s board of directors, including the disinterested directors, and MIT’s board of trustees. Despite this process, the Company could be subject to claims challenging the Merger or the Company’s entry into the Amended and Restated Merger Agreement and related agreements because of the multiple relationships among the Company, MIT and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

The information contained in the Company’s filings with the SEC, including under the captions “Risk Factors” in the Quarterly Reports and Annual Report, identifies other important factors that could cause the Company’s actual results to differ materially from those stated in or implied by the Company’s forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, between Mobile Infrastructure Trust and Mobile Infrastructure Corporation (Filed herewith.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

	By:	/s/ Stephanie L. Hogue
	Name:	Stephanie L. Hogue
	Title:	President and Chief Financial Officer
Dated: September 27, 2022